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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): July 10, 2006

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                             NATIONAL LAMPOON, INC.
               (Exact name of registrant as specified in Charter)


            Delaware                     0-15284               95-4053296
(State or other jurisdiction of        (Commission           (IRS Employee
 incorporation or organization)          File No.)          Identification No.)

                              8228 Sunset Boulevard
                          Los Angeles, California 90046
                    (Address of Principal Executive Offices)

                                  310-474-5252
                            (Issuer Telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

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Item 5.02     Appointment of Principal Officers

     On July 10, 2006 Mr. Bruce Long began providing services to the Registrant as its President. Mr. Long had been providing services to the Registrant on a consulting basis since February 15, 2006.

     Prior to joining the Registrant, Mr. Long was Executive Vice President of Strategic Planning and Business Development for Technicolor Creative Services, a position he held since 2001. Prior to joining Technicolor Creative Services, beginning in September, 2001, Mr. Long served as Chief Executive Officer of Ionic Worldwide Studios, an interactive content start-up company launched with Mike Medavoy and Troy Bolotnick. In 1997, Mr. Long founded and launched Heroes Title Design and Encore Visual Effects Company, serving as president of Encore Video. The combined companies were eventually sold to Liberty Media in 2000. Mr. Long's experience also includes working as a comedian, performing in Los Angeles with The Lunatics, an improvisational troupe, and as a theater director, actor, and producer. Mr. Long spent the early part of his career in the music industry, working as Director of College Promotions for Columbia Records and was Chief Financial Officer of Headfirst Records.

     There is no family relationship between Mr. Long and the Registrant's directors or executive officers.

     During the past two years and currently, Mr. Long was not a party to any transaction or proposed transaction to which the Registrant was, or is to be, a party.

Item 9.01     Financial Statements and Exhibits.

              Exhibit 99    Press release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 13, 2006

                          NATIONAL LAMPOON, INC.


                          By:/s/ Daniel S. Laikin
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                                 Daniel S. Laikin, Chief Executive Officer